EXHIBIT 4.1

[FORM OF SECOND AMENDMENT AND EXCHANGE AGREEMENT]

SECOND AMENDMENT AND EXCHANGE AGREEMENT

This Second Amendment and Exchange Agreement (the “Agreement”) is entered into as of the 27th day of September, 2018, by and among Cosmos Holdings Inc., a Nevada corporation with offices located at 141 West Jackson Blvd, Suite 4236, Chicago, Illinois 60604 (the “Company”), and the undersigned holder of the Existing Note (as defined below) (the “Holder”), with reference to the following facts:

A. In accordance with that certain Securities Purchase Agreement, dated as of November 15, 2017 (as amended prior to the date hereof, the “Securities Purchase Agreement”), by and among the Company and the buyers signatory thereto (the “Buyers”), the Company, among other things, issued to the Holder (in its capacity as a Buyer thereunder) a senior convertible note (the “Original Note”)

B. On February 20, 2018, pursuant to that certain Amendment and Exchange Agreement, by and between the Company and the Holder, the Holder exchanged the Original Note for a new senior convertible note with such initial aggregate principal amount as set forth on the signature page of the Holder attached hereto (the “Existing Note”);

C. The Company has duly authorized the issuance to the Holder of a new senior convertible note in the form attached hereto as Exhibit A in exchange for the Existing Note (the “Exchange Note”), convertible into shares of Common Stock (as defined in the Securities Purchase Agreement) (as converted, the “Exchange Shares”, and together with the Exchange Note, the “Exchange Securities”);

D. Each of the Company and the Holder desire to effectuate such exchange on the basis and subject to the terms and conditions set forth in this Agreement;

E. The exchange of the Existing Note for the Exchange Note is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”);

F. Concurrently herewith, the Company is separately negotiating, and intends to implement, the exchange of other senior convertible notes issued pursuant to the Securities Purchase Agreement (the “Other Notes”) that are currently outstanding and held by other Buyers (the “Other Holders”) into senior convertible notes in the form of the Exchange Note (the “Other Notes”) by entering into agreements (the “Other Agreements”) in the same form as this Agreement (other than proportional changes based upon the difference in aggregate principal amounts of Other Notes outstanding and the payment of legal expenses with respect hereto).

G. Capitalized terms used but not otherwise defined herein shall have the meaning as set forth in the Securities Purchase Agreement (as amended hereby).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

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1. Exchange of Securities. On the Effective Date (as defined below), pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Existing Note to the Company in exchange for which the Company agrees to issue the Exchange Note to the Holder as follows (such transactions in this Section 1, the “Exchange”).

(a) In exchange for the Existing Note, on the date hereof the Company shall deliver or cause to be delivered to the Holder (or its designee) the Exchange Note at the address for delivery set forth on the signature page of the Holder. For the avoidance of doubt, the aggregate principal amount and other amounts outstanding under each of the Exchange Notes shall be the identical principal amount and other amounts then outstanding under the corresponding Existing Note.

(b) The Holder shall deliver or cause to be delivered to the Company (or its designee) the Existing Note as soon as commercially practicable following the date hereof. Immediately following the delivery of the Exchange Note to the Holder (or its designee), the Existing Note shall be cancelled.

(c) The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2. AMENDMENTS TO TRANSACTION DOCUMENTS.

(a) Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement.

(b) Amendments to Transaction Documents. On and after the Effective Date, each of the Transaction Documents are hereby amended as follows:

(i) The defined term “Note” is hereby amended to include the “Exchange Note (as defined in the Second Amendment and Exchange Agreement)”.

(ii) The defined term “Second Amendment and Exchange Agreement” shall mean “that certain Second Amendment and Exchange Agreement, dated as of September 27, 2018, by and between the Company and the holder of Notes signatory thereto”.

(iii) The defined term “Transaction Documents” is hereby amended to include the Second Amendment and Exchange Agreement.

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3. Representations and Warranties.

(a) Company Bring Down; No Event of Default. Except as set forth on Schedule 3(a) attached hereto, the Company hereby makes the representations and warranties to the Holder as set forth in Section 3 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and as of the Effective Date as set forth in their entirety in this Amendment, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the Effective Date, and references to “the date hereof” being deemed references to the date of this Agreement. The Company represents and warrants to the Holder that after giving effect to the terms of this Agreement no Event of Default (as defined in the Exchange Note) shall have occurred and be continuing as of the date hereof.

(b) Holder Representation.

(i) Organization; Authority. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(ii) Reliance on Exemptions. The Holder understands that the Exchange Note is being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Note.

(iii) Transfer or Resale. The Holder understands that except as provided in the Registration Rights Agreement and Section 4(h) of the Securities Purchase Agreement (as amended hereby): (i) the Exchange Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Exchange Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Exchange Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Exchange Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Exchange Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Exchange Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Exchange Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Exchange Securities and such pledge of Exchange Securities shall not be deemed to be a transfer, sale or assignment of the Exchange Securities hereunder, and the Holder effecting a pledge of Exchange Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, the Exchange Note or any other Transaction Document, including, without limitation, this Section 3(b)(iii).

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(iv) No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Note or the fairness or suitability of the investment in the Exchange Note nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Note.

(v) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(vi) No Conflicts. The execution, delivery and performance by the Holder of this Agreement, and the consummation by the Holder of the transactions contemplated hereby will not (A) result in a violation of the organizational documents of the Holder or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (B) and (C) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(vii) Investment Risk; Sophistication. The Holder is acquiring the Exchange Note hereunder in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Exchange Note, and has so evaluated the merits and risk of such investment. The Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

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(viii) Ownership of Existing Note. The Holder owns the Existing Note free and clear of any Liens (other than the obligations pursuant to this Agreement, liens in the ordinary course of business (e.g. bone fide margin account liens) and applicable securities laws).

4. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City time, on or prior to the first business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Agreement and the form of Exchange Note, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. . In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by this Agreement or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

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5. No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the Exchange Note under the Securities Act or cause this offering of the Exchange Note to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.

6. Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchange Note (and upon conversion of the Exchange Note, the Exchange Shares) may be tacked onto the holding period of the Existing Note, and the Company agrees not to take a position contrary to this Section 6. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) (i) upon issuance in accordance with the terms hereof, the Exchange Note and, upon conversion of the Exchange Note, the Exchange Shares, respectively, are eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the Exchange Shares becoming ineligible to be resold by the Holder pursuant to Rule 144 and (iii) in connection with any resale of any Exchange Shares pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such Exchange Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of Exchange Shares in accordance herewith.

7. Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the Exchange Shares upon the Principal Market (subject to official notice of issuance) and shall maintain such listing of all the Exchange Shares from time to time issuable under the terms of the Exchange Note. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.

8. [IN LEAD INVESTOR EXCHANGE AGREEMENT ONLY: Fees. The Company shall reimburse Kelley Drye & Warren LLP (counsel to the lead Buyer), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) in an aggregate amount not to exceed $10,000 (the “Legal Fee Amount”).][IN OTHER EXCHANGE AGREEMENT ONLY: [Intentionally Omitted]]

9. Form D and Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

10. Effective Date. Except as otherwise provided herein, this Agreement shall be deemed effective as of such date as the Company and the Holder shall have duly executed and delivered this Agreement (the “Effective Date”).

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11. No Commissions. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

12. Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Effective Date has not occurred and the Company does not deliver the Exchange Note to the Holder in accordance with Section 1 hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) business day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Existing Note shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed.

13. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 13 shall apply similarly and equally to each Settlement Document.

14. Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

15. Miscellaneous. Section 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

COSMOS HOLDINGS INC.

By:
Name:
Title:

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

By:
Name:
Title:

Aggregate Principal Amount of Existing Notes:

$

Delivery Information:

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